INCENTIVE STOCK OPTION

                                         FOR




               1. Grant of Option. As of the Date of Grant the Company hereby grants to Optionee this Incentive Stock Option to acquire
                              (          ) Shares  pursuant to this Option,
          WHICH OPTION SHALL BE SUBJECT TO, AND HEREBY INCORPORATES BY REFERENCE, ALL OF THE PROVISIONS OF THE PLAN; provided, however, that where the actual written provisions of this Option differ from the provisions of the Plan, such provisions of this Option shall control.

               2. Definitions. As used herein, the following terms shall have the meaning indicated:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Cause" shall mean the Optionee's willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

               (d) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 20 of the Plan.

               (e)  "Company" shall mean Hitox Corporation of America.

               (f)  "Date of Grant" shall mean                   .

               (g) "Disability" shall mean an Optionee's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Optionee from performing the normal services required of the Optionee by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

               (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (i) "Fair Market Value" of a Share on a particular date shall be the closing price of Stock on such date (or, if the date is not a business day, then on the next preceding business day), which shall be (i) if the Stock is listed or admitted for trading

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          on  any  United States  national  securities  exchange, the  last reported sale price of Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board.



               (k)  "Option" (when capitalized) shall mean this Option.

               (l)  "Optionee" shall mean
                 , and any person who succeeds to the rights of such person by reason of the death of such person.

               (m)  "Option Price" shall mean                          ($
               ) per Share.

               (n) "Plan" shall mean the 1990 Incentive Plan For Hitox Corporation of America.

               (o) "Share(s)" shall mean a share or shares of the common stock, par value twenty-five cents ($0.25) per share, of the Company, and the Shares subject to this Option shall be adjusted as provided in Section 16 of the Plan where applicable.

               3.   Conditions  for Grant  of Options.  (a)   The  grant of
          this Option does not confer upon Optionee any right to remain in the employ of the Company.

               (b) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Option.

               4.   Description  of Option.   This  Option is  an Incentive
          Stock Option.

               5. Vesting Schedule. [Alternate: This Option is vested and nonforfeitable prior to its termination date.]The Shares which may be acquired through the exercise of this Option are limited to those discribed in the vesting schedule below opposite
          the number of full            which have elapsed between the Date
          of Grant and the date of referance, and all referances herein to the exercisability of the Option, unless the context requires a different interpetation, shall refer to the portion of the Option which is exercisable at the time of referance in accordance with the vesting schedule below:





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             Number of full ___________
             Subsequent to Date of Grant     Percentage of Original Total
                                               Shares Which May Be Acquired
                          *                               %

                          *                               %

                          *                               %
                          *                               %


               6. Exercise of Options. (a) This Option may be exercised at any time and from time to time during the term of such Option, in whole or in part.

               (b) This Option may be exercised (i) during the Optionee's lifetime, solely by the Optionee, or (ii) after Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

               (c) This Option shall be deemed exercised when (i) the Company has received written notice of such exercise delivered to the Company, (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been tendered to the Company, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

               (d) The Option Price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check (if approved by the Board), [Alternate - or, at the option of the Optionee, in Shares owned by such Optionee,] or by a combination of the above. [Alternate :For purposes of determining the amount, if any, of the Option Price satisfied by payment in Shares, such Shares shall be valued at its Fair Market Value, as established by the Committee in its sole discretion, on the date of exercise. Any Shares tendered in satisfaction of all or a portion of the Option Price shall be appropriately endorsed for transfer and assignment to the Company.

               (e) The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of this Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

               7. Termination of Option Period. (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                    (i) [Alternate - thirty (30)] days after the date that Optionee ceases to be employed by the Company regardless of the reason therefor, other than a cessation by reason of death, Disability or for Cause;

                   (ii)  one (1) year after the  date on which the Optionee
               ceases  to   be  employed  by  the  Company   by  reason  of
               Disability;

                  (iii) (y) one (1) year after the date that Optionee ceases to be employed by the Company by reason of death, or
               (z) the later of (I) the date provided in whichever of Subsection 7(a)(i) or 7(a)(ii), if any, apply on the date of death, and (II) six (6) months after the date on which such person shall die if that shall occur during whichever of the periods described in Subsection 7(a)(i) or 7(a)(ii), if any, apply on the date of death;

                    (iv) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause; and

                    (v)  the            (       th) anniversary of the Date
               of Grant;

               (b) The Committee may, by giving written notice ("Cancellation Notice"), cancel, effective upon the date of the consummation of any of the transactions described in Subsection 15(a) of the Plan, all or any portion of such Option which remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such corporate transaction.

               8. Transferability of Options. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as a Optionee lives, only such Optionee or his guardian or legal representative shall have the rights set forth in such Option.

               9.   Issuance of Shares.  Optionee shall not be the owner of
          Shares subject to this Option unless and until certificates representing such Shares shall have been issued and delivered to Optionee. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                    (i)  a   representation,   warranty  or   agreement  by
               Optionee that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                    (ii) a  representation, warranty  or  agreement  to  be
               bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

          Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to this Option unless counsel for the Company shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities and other applicable laws.

               10. Notice of Disqualifying Disposition. In order to enable the Company to avail itself of any income tax deduction to which it may be entitled, the Optionee shall notify the Company of his intent to dispose of any of the Shares purchased pursuant to this Incentive Stock Option within two (2) years from the Date of Grant of the Incentive Stock Option and one (1) year from the date of exercise of the Incentive Stock Option, and promptly after such disposition the Optionee shall notify the Company of the number of Shares disposed of, the dates of acquisition and disposition of such Shares, and the consideration, if any, received on such disposition. Nothing in this Paragraph *, however, shall give the Optionee any right to dispose of Shares that is inconsistent with any provision of the Plan or any Paragraph of this Agreement. If in connection with any such disposition the Company becomes liable for withholding taxes and has no amounts owing the Optionee with which to discharge its withholding obligation, the Optionee shall provide the Company with the amount needed to discharge the Company's withholding obligation and shall indemnify the Company against any penalties it may incur through its inability to apply amounts owing the Optionee in discharge of its withholding obligation. Nothing in this Paragraph shall give the Optionee any right to dispose of Shares in a manner that is inconsistent with any provision of this Agreement, the Plan, or any stock transfer restriction agreement entered into by the Optionee.


               11. Tax Withholding. Upon the exercise of an Option, and before the transfer of Shares, the Optionee must pay to the Company, in cash or in Shares (including, but not limited to, the reservation to the Company of the requisite number of Shares otherwise payable to such person with respect to such Option) the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, including applicable employment taxes; provided, further, that the Committee may require that such payment be made in cash.

               12. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Optionee may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Company and the Optionee specify their respective addresses as set forth below:

               Company:            Hitox Corporation of America
                                   Attention:  President
                                   418 Peoples Street
                                   Corpus Christi, Tx.  78403-2544

               Optionee:           _________________________
                                   _________________________
                                   _________________________


               13. Interpretation. (a) If any provision of the Option is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Option shall be con-strued and enforced as if such provision had never been included in the Option.

               (b) THIS OPTION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

               (c) Headings contained in this Option are for convenience only and shall in no manner be construed as part of this Option.

               (d)  Any reference  to the  masculine,  feminine, or  neuter
          gender   shall  be  a  reference  to  such  other  gender  as  is
          appropriate.

               14. Amendment. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend this Option in any regard, except as such amendment is expressly limited under the Plan.


                                                  HITOX    CORPORATION   OF
                                                  AMERICA